Exhibit 10.5

VIASAT, INC.

1996 EQUITY PARTICIPATION PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(GLOBAL VERSION)

Grant:	Restricted Stock Units (“RSUs”)	Name:

Grant Date:

ELECTRONIC ACCEPTANCE OF RSU AWARD:

By clicking on the “ACCEPT” box on the “Grant Acceptance: View/Accept Grant” Page, you agree to be bound by the terms and conditions of this Restricted Stock Unit Award Agreement, including any applicable country-specific terms in the appendix hereto, (together, the “Agreement”) and the 1996 Equity Participation Plan of ViaSat, Inc. (as amended from time to time, the “Plan”). You acknowledge that you have reviewed and fully understand all of the provisions of this Agreement and the Plan, and have had the opportunity to obtain advice of counsel prior to accepting the grant of RSUs pursuant to this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Compensation and Human Resources Committee of the Board (the “Committee”) upon any questions relating to this Agreement and the Plan.

TERMS AND CONDITIONS OF RSU AWARD:

1. Grant. Effective on the Grant Date, you have been granted the number of shares indicated above of RSUs providing you the right to receive Common Stock of ViaSat, Inc., a Delaware corporation (the “Company”), as the RSU vests, in accordance with the provisions of this Agreement and the provisions of the Plan.

2. Forfeiture Upon Termination. Until vested, the RSU shall be subject to forfeiture in the event of the termination of your employment or service (as applicable) with the Company and all of its Subsidiaries for any reason, whether such termination is occasioned by you, by the Company or any of its Subsidiaries, with or without cause or by mutual agreement (“Termination of Employment”). Termination of Employment means the Company has determined that you have stopped providing active services to the Company Group (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any) and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Committee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your RSU grant (including whether you may still be considered to be providing services while on an approved leave of absence).

3. Transferability. Until vested, the RSU or any right or interest therein is not transferable except by will or the laws of descent and distribution. Until Common Stock is issued upon settlement of the RSU, you will not be deemed for any purpose to be, or have rights as, a Company shareholder by virtue of this award. You are not entitled to vote any shares of Common Stock by virtue of this award.

4. Vesting. The RSU will vest and no longer be subject to the restrictions of and forfeiture under this Agreement in one-fourth (1/4th or 25%) increments on each anniversary of the Grant Date. Notwithstanding the foregoing, the RSU shall be fully vested upon your Termination of Employment by reason of death or permanent disability. “Permanent disability” means that you are unable to perform your duties by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or is expected to last for a continuous period of at least 12 months, as reasonably determined by the Committee, in its discretion.

5. Payment After Vesting. Within ten days following the vesting of the RSU, you will be issued shares of Common Stock equal to the number of vested shares, in settlement of the RSU (subject to the withholding requirements described in Section 6 below, as applicable).

6. Withholding; Indemnity.

(a) You understand that you (and not the Company) shall be responsible for any Tax Liability (as defined below) arising as a result of this Agreement or the transactions relating to the RSU. You agree to indemnify and keep indemnified the Company, any Subsidiary and your employing company (the “Employer”), if different (collectively, the “Company Group”), from and against any such Tax Liability.

(b) The Company has the authority to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy any Tax Liability. At any time not less than five business days before any such Tax Liability arises, you may satisfy your Tax Liability, in whole or in part, by either: (i) electing to have the Company withhold from your salary or other cash compensation payable to you or shares of Common Stock otherwise to be delivered upon settlement of the RSU with a Fair Market Value equal to the minimum amount of the Tax Liability, or (ii) paying the amount of the Tax Liability directly to the Company in cash. Unless you choose to satisfy your Tax Liability in accordance with subsection (ii) above, your Tax Liability will be automatically satisfied in accordance with subsection (i) above. The Committee or the Board will have the right to disapprove an election to pay your Tax Liability under subsection (ii) in its sole discretion. In the event your Tax Liability will be satisfied under subsection (i) above, then the Company, upon approval of the Committee or the Board, may elect (in lieu of withholding shares of Common Stock) to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on your behalf (pursuant to this authorization) a whole number of shares from those shares of Common Stock issuable to you upon settlement of the RSU as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy your Tax Liability. Your acceptance of this RSU constitutes your instruction and authorization to the Company and such brokerage firm to complete the transactions described in the previous sentence, as applicable. Such shares of Common Stock will be sold on the day the Tax Liability arises or as soon thereafter as practicable. The shares of Common Stock may be sold as part of a block trade with other participants of the Plan in which all participants receive an average price. You will be responsible for all broker’s fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed your Tax Liability, the Company agrees to pay such excess in cash to you as soon as practicable and you will have no entitlement to the Common Stock equivalent. You acknowledge that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy your tax withholding obligation. The Company may refuse to issue any Common Stock in settlement of your RSU to you until your Tax Liability is satisfied. To the maximum extent permitted by law, the Company has the right to retain without notice from shares of Common Stock issuable under the RSU or from salary payable to you, such shares or cash having a value sufficient to satisfy the Tax Liability. If the obligation for the Tax Liability is satisfied by withholding shares of Common Stock , for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested RSUs, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax Liability.

(c) For purposes of this Agreement, your “Tax Liability” shall mean (i) all federal, state, local and foreign withholding or other taxes applicable to your taxable income, plus (ii) if permitted under the laws of the jurisdiction in which you reside, any liability of the Company Group for income tax, withholding tax and any social security contributions, payroll tax, fringe benefit tax, payment on account obligation or other employment related taxes in any jurisdiction, in each case that may arise as a result of (w) the grant, vesting or settlement of the RSU, (x) the issuance to you of shares of Common Stock on the vesting or settlement of the RSU, (y) the disposition of any shares of Common Stock that were the subject of the RSU, or (z) any other transactions contemplated by this Agreement. To avoid negative accounting treatment, the Company may withhold for the Tax Liability by considering applicable minimum statutory withholding amounts or other applicable withholding rates. Further, you acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax Liability in connection with any aspect of the RSU, including, but not limited to, the grant, vesting or settlement of the RSU, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU to reduce or eliminate your Tax Liability or achieve any particular tax result. You further acknowledge that if you are subject to a Tax Liability in more than one jurisdiction, the Company and/or the employer (or former employer, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction.

7. Nature of Grant. In accepting the grant, you acknowledge, understand and agree that:

(a) this Agreement, the RSU grant and your participation in the Plan shall not create a right to employment, shall not be interpreted as forming or amending an employment or service contract with the Company Group, and shall not interfere with the ability of the Company Group to terminate your employment or service relationship (if any);

(b) you have no right or entitlement to be granted an award of RSU or shares of Common Stock; the grant of the RSU is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c) the RSU and the shares of Common Stock subject to the RSU, and the income and value of same, are not intended to replace any pension rights or compensation;

(d) all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

(e) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(f) you are voluntarily participating in the Plan;

(g) the RSU and the shares of Common Stock subject to the RSU, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h) the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;

(i) unless otherwise agreed with the Company, the RSU and any shares of Common Stock acquired under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, any service you may provide as a director of any Subsidiary or affiliate of the Company;

(j) unless otherwise provided in the Plan or by the Company in its discretion, the RSU and the benefits evidenced by this Agreement do not create any entitlement to have the RSU or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Common Stock; and

(k) the following provisions apply only if you are providing services outside the United States:

(A) the RSU and the shares of Common Stock subject to the RSU, and the income and value of same, are not part of normal or expected compensation or salary for any purpose;

(B) the Company Group shall not be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSU or of any amounts due to you pursuant to the settlement of the RSU or the subsequent sale of any shares of Common Stock acquired upon settlement; and

(C) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU resulting from your Termination of Employment, and in consideration of the grant of the RSU, you agree not to institute any claim against the Company Group.

8. Plan Governs. This RSU award is granted under and governed by the terms and conditions of the Plan. By execution of this Agreement, you consent to the provisions of the Plan and this Agreement. Defined terms used herein shall have the meaning set forth in the Plan, unless otherwise defined herein.

9. Section 409A. To the extent applicable, this Agreement and the RSUs shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. This RSU award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder. For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that you may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.

10. Data Protection.

(a) You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other RSU grant materials by the Company Group for the exclusive purpose of implementing, administering and managing your participation in the Plan.

(b) You understand that the Company Group may hold certain personal information about you, including, but not limited to, your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

(c) You understand that Data will be transferred to E*TRADE Securities LLC, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company Group, E*TRADE Securities LLC and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant RSUs or other equity awards to you, or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative. This Section applies to information held, used or disclosed in any medium.

11. Governing Law and Venue.

(a) The RSU grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of California, without regard to the conflict of law provisions, as provided in the Plan.

(b) For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Diego County, California, or the federal courts for the United States for the Southern District of California, and no other courts, where this grant is made and/or to be performed.

12. Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

13. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14. Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

15. Appendix. Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for your country. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

16. Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSU and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

17. Waiver. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Grantee.

18. Insider Trading Restrictions/Market Abuse Laws. You acknowledge that you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect your ability to, directly or indirectly, acquire, sell or attempt to sell shares of Common Stock or rights to shares of Common Stock under the Plan during such times when you are considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions or your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You further acknowledge that it is your responsibility to comply with any applicable restrictions, and you should speak to your personal advisor on this matter.

19. Foreign Asset / Account Reporting Requirements. You acknowledge that your country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect your ability to acquire or hold shares of Common Stock under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside your country. You understand that you may be required to report such accounts, assets or related transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. In addition, you may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of shares of Common Stock. You acknowledge that it is your responsibility to be compliant with all such requirements, and you should speak to your personal advisor on this matter.

20. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Common Stock. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

VIASAT, INC.

1996 EQUITY PARTICIPATION PLAN

APPENDIX TO THE

RESTRICTED STOCK UNIT AWARD AGREEMENT

(GLOBAL VERSION)

FOR GRANTEES OUTSIDE THE U.S.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the RSUs granted to you under the Plan if you reside in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2017. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that you vest in the RSUs.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working, transfer employment to another country after the Grant Date, or are considered a resident of another country for tax or exchange control purposes, the information contained herein may not be applicable to you.

AUSTRALIA

Terms and Conditions

Payment After Vesting. The grant of RSUs does not provide any right for you to receive a cash payment, and settlement of the RSUs is payable only in shares of Common Stock.

Notifications

Australian Offer Document. This offer of RSUs under the Plan is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of RSUs to Australian-resident employees, which will be provided to you with the Agreement.

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, you will be required to file the report.

Tax Information. The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

CANADA

Terms and Conditions

Payment After Vesting. The grant of RSUs does not provide any right for you to receive a cash payment, and settlement of the RSUs is payable only in shares of Common Stock.

Forfeiture Upon Termination. The following replaces Section 2 of the Agreement:

Until vested, the RSU shall be subject to forfeiture in the event of the termination of your employment or service (as applicable) with the Company and all of its Subsidiaries for any reason, whether such termination is occasioned by you, by the Company or any of its Subsidiaries, with or without cause or by mutual agreement (“Termination of Employment”). For purposes of this Agreement, your employment or service will be considered terminated as of the date that is the earlier of: (1) the date your employment or service is terminated, (2) the date you receive a notice of termination of service from the Employer, or (3) the date you cease to actively provide services; regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to, statutory law, regulatory law and/or common law). The Committee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your RSU grant (including whether you may still be considered to be providing services while on an approved leave of absence).

The following provisions will apply if you are a resident of Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée: Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Protection. This provision supplements Section 10 of the Agreement:

You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Employer, the Company, and any other Subsidiary to disclose and discuss the Plan with their respective advisors. You further authorize the Employer, the Company, and any other Subsidiary to record such information and to keep such information in your employee file.

Notifications

Securities Law Notification. Canadian residents are permitted to sell shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided the sale of such shares acquired under the Plan takes place outside of Canada through the NASDAQ stock exchange on which the shares of Common Stock are listed.

Foreign Asset/Account Reporting Notification. Canadian taxpayers are required to report any foreign specified property, including shares of Common Stock acquired under the Plan and rights to receive shares of Common Stock (e.g., RSUs) on Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time during the year. RSUs must be reported (generally, at nil cost) if the C$100,000 cost threshold is exceeded because of other foreign specified property held by you. For shares of Common Stock acquired under the Plan, cost generally is the adjusted cost basis (“ACB”), which would ordinarily be equal the fair market value of such shares at the time of acquisition. If, however, you own other shares of Common Stock in the Company, the ACB of the shares of Common Stock acquired under the Plan will need to be leveraged with the ACB of the other shares. The statement is due at the same time as your annual tax return. You should consult your personal tax advisor to ensure compliance with applicable reporting obligations.

FRANCE

Terms and Conditions

Consent to Receive Information in English. By accepting the grant of the RSUs, you confirm having read and understood the Plan and Agreement, which were provided in the English language. You accept the terms of those documents accordingly.

En acceptant cette attribution gratuite d’actions, vous confirmez avoir lu et compris le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause.

Notifications

Tax Information. The RSUs are not intended to qualify for specific tax and social security treatment in France under Section L. 225-197-1 to L. 225-197-6-1 of the French Commercial Code, as amended.

Foreign Asset/Account Reporting Information. If you hold securities (e.g., shares of Common Stock) or maintain a foreign bank account, the securities and bank accounts (whether open, current or closed) must be reported to the French tax authorities when filing your annual tax return. Failure to comply could trigger significant penalties.

GERMANY

Notifications

Exchange Control Notification. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. In case of payments made in connection with the sale of securities, the report must be filed electronically by the fifth day of the month following the month in which the payment is received. A copy of the form can be accessed via the German Federal Bank’s website at www.bundesbank.de and is available in both German and English. No report is required for payments less than €12,500. You are responsible for satisfying this reporting obligation and you should consult your personal legal advisor to ensure compliance with applicable reporting requirements.

INDIA

Notifications

Exchange Control Information. Indian residents must repatriate to India and convert to local currency any proceeds from the sale of shares of Common Stock acquired under the Plan within 90 days of receipt and any cash dividends paid upon such shares of Common Stock within 180 days of receipt, or as prescribed under applicable exchange control laws, as may be amended from time to time. If you repatriate funds pursuant to these requirements, the bank where the foreign currency is deposited will provide you with a foreign inward remittance certificate (“FIRC”). You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset /Account Reporting. Indian residents are required to declare any foreign bank accounts and assets (including shares of Common Stock acquired under the Plan) on their annual tax returns. You should consult with your personal tax advisor to ensure compliance with applicable reporting obligations.

IRELAND

Terms and Conditions

Nature of Grant. This section supplements Section 7(l)(C) of the Agreement:

By accepting the RSUs, you acknowledge, understand, and agree that the benefits received under the Plan will not be taken into account for any redundancy or unfair dismissal claim.

Notifications

Director Notification Obligation. Directors, shadow directors and secretaries of the Company’s Irish Subsidiary or affiliate corporation whose interest in the Company represents more than 1% of the Company’s voting share capital are subject to certain notification requirements under the Irish Companies Act. Directors, shadow directors and secretaries must notify the Irish Subsidiary or affiliate corporation in writing of their interest in the Company (e.g., RSUs, shares of Common Stock, etc.), when he or she becomes aware of the event giving rise to the notification requirement, or when he or she becomes a director or secretary if such an interest exists at that time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).

ITALY

Terms and Conditions

Data Protection. This provision supplements Section 10 of the Agreement:

You understand that the Company Group may hold certain personal information about you, including, but not limited to, your name, home address, email address and telephone number, date of birth, social insurance (to the extent permitted under Italian law), passport or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company Group, details of all RSUs or other entitlement to shares of Common Stock granted, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

You also understand that providing the Company with Data is necessary for the performance of the Plan and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. The Controller of personal data processing is ViaSat, Inc., with registered offices at 6155 El Camino Real, Carlsbad, California, 92009, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is, ViaSat Europe S.r.L. with registered offices at Viale Medaglie D’oro, 00136 Roma, Italy.

You understand that Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. You understand that Data may also be transferred to the independent registered public accounting firm or the stock plan service provider engaged by the Company either presently or in the future. You further understand that the Company Group will transfer Data among themselves as necessary for the purpose of implementing, administering and managing your participation in the Plan, and that the Company Group may further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired at vesting of the RSUs. Such recipients may receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan. You understand that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

You understand that Data-processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right to, including but not limited to, access, delete, update, correct or terminate, for legitimate reason, the Data processing. Furthermore, you are aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting your local human resources representative.

Document Acknowledgment. By accepting the RSUs, you acknowledge that you have received a copy of, and have reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix.

You further acknowledge that you have read and specifically and expressly agree to the following provisions of the Agreement: (i) Withholding; Indemnity, (ii) Nature of Grant; (iii) Governing Law and Venue, (iv) Language, (v) Imposition of Other Requirements and the Data Protection section in this Appendix.

Notifications

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold investments abroad and/or foreign financial assets (including shares of Common Stock and cash) which may generate income taxable in Italy are required to report such investments and assets on their annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due. These reporting obligations also apply to Italian residents who are the beneficial owners of the investments abroad or foreign financial assets under Italian money laundering provisions. You should consult your personal legal advisor to ensure compliance with applicable reporting obligations.

Foreign Financial Assets Tax. The fair market value of any shares of Common Stock held outside Italy is subject to a foreign assets tax. The fair market value is considered to be the value of the shares of Common Stock on the NASDAQ Global Select Market on December 31 of each year or on the last day you held the shares (in such case, or when the shares of Common Stock are acquired during the course of the year, the tax is levied in proportion to the actual days of holding over the calendar year). You should consult with your personal tax advisor about the foreign financial assets tax.

SWITZERLAND

Notifications

Securities Law Information. The RSUs and the issuance of any shares of Common Stock thereunder is not intended to be publicly offered in or from Switzerland. Neither this Agreement nor any other materials relating to the RSUs (1) constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (2) may be publicly distributed nor otherwise made publicly available in Switzerland, or (3) have been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

UNITED KINGDOM

Terms and Conditions

In the United Kingdom, only Employees are eligible to be granted RSUs pursuant to the following additional terms:

Responsibility for Taxes. This section supplements Section 6 of the Agreement:

Without limitation to Section 6 of the Agreement, you agree to be liable for any Tax Liability and hereby covenant to pay any such Tax Liability, as and when requested by the Company or, if different, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and, if different, the Employer against any Tax Liability that they are required to pay or withhold on your behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if you are a director or executive officer (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event you are a director or executive officer, you understand that you may not be able to indemnify the Company for the amount of any income tax not collected from or paid by you within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax Liability occurs, as it may be considered to be a loan and, therefore, it may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You acknowledge that the Company or the

Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Section 6 of the Agreement. However, you are primarily responsible for reporting and paying any income tax and national insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.

Payment After Vesting. The grant of RSUs does not provide any right for you to receive a cash payment, and settlement of the RSUs is payable only in shares of Common Stock.